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                                                                    Exhibit 23.3


                              Accountants' Consent
                              --------------------


The Board of Directors
CarrAmerica Realty Corporation:


We consent to the use of our audit report dated February 2, 2001 (except as to note 13, which is as of February 15, 2001) on the consolidated financial statements and schedule of CarrAmerica Realty Corporation and subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 incorporated herein by reference and to the reference to our firm name under the heading "Experts" in the prospectus.



                                              /s/ KPMG LLP
Washington, D.C.
November 16, 2001